STALEY, OKADA & PARTNERS
Chartered Accountants
Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-3800 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use of our report dated July 7, 2006 (except as to Note 12, which is as of July 18, 2006) relating to the consolidated financial statements of Rotoblock Corporation and to the reference to our firm under the caption “Experts” in such Form 10K-SB.

Vancouver, BC                                                                                                                                                                                                                         /s/ Staley, Okada & Partners
October 31, 2007                                                                                                                                                                                                                      STALEY, OKADA & PARTNERS
Chartered Accountants

Staley, Okada & Partners, with offices in Vancouver and Surrey, is a Member of MSI, a Network of Independent Professional Firms - A Member of the Institute of Chartered Accountants of British Columbia - A Partnership of Incorporated Professionals: L.M. Okada, Ltd., K.A. Scott, Ltd., J.M. Bhagirath, Ltd., L.W.D. Vickars, Ltd., GS. Traher, Inc., D. Larocque, Ltd.